UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

ENTREMED, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-20713 (Commission File Number)	58-1959440 (IRS Employer Identification No.)

9640 Medical Center Drive

Rockville, Maryland

______________________

(Address of principal executive offices)

20850

____________________

(Zip Code)

(240) 864-2600

_____________________

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K on September 10, 2010, EntreMed, Inc. (the “Company”) and Selected Value Therapeutics I, LLC (“SVT”) entered into an agreement whereby the Company granted SVT an option to acquire certain license, development and commercialization rights for ENMD-2076, the Company’s lead compound, in China and certain of its territories (as amended, the “China Rights Agreement”).   On June 7, 2011, as previously announced, SVT exercised its right under the China Rights Agreement to acquire such license to develop and commercialize ENMD-2076 and the parties commenced negotiations regarding a definitive license agreement.

On December 31, 2011, as previously announced, the parties mutually agreed to extend the termination date from December 31, 2011 to January 31, 2012.

On February 1, 2012, the parties mutually agreed to amend the China Rights Agreement to extend the termination date from January 31, 2012 to March 31, 2012 to permit the parties to continue negotiating the terms and conditions of the license agreement.

Item 1.02 Termination of a Material Definitive Agreement.

On January 31, 2012, the Company terminated the Standby Equity Distribution Agreement dated as of June 28, 2011 (the “SEDA”) by and between the Company and YA Global Master SPV Ltd (“YA Global”), an affiliate of Yorkville Advisors. The Company issued and sold $1.1 million of shares of common stock under the SEDA prior to its termination. There were no penalties or fees paid in connection with the Company’s termination of the SEDA.

The SEDA was terminated in connection with the closing of the Transaction (defined below).

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in its Current Report on Form 8-K filed on November 28, 2011, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”), notifying the Company that it failed to comply with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market if it does not otherwise meet the other requirements under the Nasdaq Capital Market continued listing rules.  Nasdaq granted the Company until January 6, 2012 to submit a plan to regain compliance with the continued listing rule. The Company submitted a plan of compliance on January 6, 2012.

On February 3, 2012, the Company received a letter from Nasdaq that it had accepted the Company’s plan of compliance and, pursuant to such plan, has granted the Company an extension until May 21, 2012 to evidence compliance with the Nasdaq continued listing rules. If the Company fails to evidence compliance with the continued listing rules upon the filing of its periodic report for the quarter ending June 30, 2012, the Company may be subject to delisting, at which time the Company may appeal the Nasdaq Staff’s determination to a Nasdaq Hearings Panel.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Directors

On February 2, 2012, Michael M. Tarnow resigned from the Board of Directors of the Company (the “Board”) and as Executive Chairman, effective immediately. Mr. Tarnow’s resignation from the Board did not involve any disagreement with the Company.

On February 2, 2012, Donald S. Brooks resigned from the Board of the Company and the Company’s Audit, Compensation and Nominating and Corporate Governance Committees, effective immediately. Mr. Brooks’ resignation from the Board or committees did not involve any disagreement with the Company.

Messrs. Tarnow and Brooks voluntarily resigned to facilitate the election of directors in connection with the Transaction as described below.

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(d) Election of Directors

On February 2, 2012, the Board elected Dr. Wei-Wu He as a director, effective immediately, with a term expiring at the annual meeting of stockholders to be held in 2012. At the time of his election, the Board did not appoint Dr. He to any of its standing committees.

On February 2, 2012, the Board also elected Dr. Tak W. Mak as a director, effective immediately with a term expiring at the annual meeting of stockholders in 2013. At the time of his election, the Board did not appoint Dr. Mak to any of its standing committees.

The election of each of Dr. He and Dr. Mak were made in accordance with the terms of the Convertible Note and Warrant Purchase Agreement, dated as of January 20, 2012, by and among the Company and the parties thereto (the “Purchase Agreement”), executed in connection with the issuance and sale of an aggregate of up to $10 million of notes (the “Transaction”). The Purchase Agreement provides that each of IDG-Accel China Growth Fund II L.P. (“IDG”) and Emerging Technology Partners, LLC (“ETP”) collectively have the right to designate up to two nominees to the Board. Dr. He and Dr. Mak were designated by ETP.

Each of Dr. He and Dr. Mak will be compensated consistent with the current compensation program for non-employee directors and did not enter into any compensation arrangements at the time of their election.

A copy of the Company’s press release issued on February 6, 2012 regarding the election of Dr. He and Dr. Mak is filed as Exhibit 99.1 to this Form 8-K and is hereby incorporated herein by reference.

Item 8.01. Other Information.

In connection with the Transaction, Celgene Corporation, the sole holder of the Company’s outstanding Series A Convertible Preferred Stock (“Series A Preferred”), agreed to vote in favor of the Transaction at the Company’s 2012 stockholder meeting and, upon the approval of the Transaction at such stockholder meeting, to (i) convert all outstanding shares of its Series A Preferred into common stock; (ii) waive all accrued dividends on the Series A Preferred, and (iii) terminate all governance rights associated with the Series A Preferred.

A copy of the Company’s press release issued on February 6, 2012 regarding the consummation of the Transaction is filed as Exhibit 99.2 to this Form 8-K and is hereby incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by dated February 6, 2012.

99.2 Press Release issued by dated February 6, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTREMED, INC.

By:	/s/ Cynthia W. Hu
Name: Cynthia W. Hu Title: COO, General Counsel & Secretary

 Date: February 6, 2012

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Exhibit Index

99.1 Press Release issued by dated February 6, 2012.

99.2 Press Release issued by dated February 6, 2012.

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